November 25, 1996

CAYMAN PURCHASING & SUPPLY, INC.
5860 FRENCH PLUM LANE
TAMARAC, FL 33321


Re: Document Number P93000024134

This will acknowledge your reinstatement for CAYMAN PURCHASING & SUPPLY, INC., a Florida Corporation, which was filed on November 25, 1996.

Should you have any questions regarding this matter, please telephone (904) 487-6059.

Stacy Prather
Document Specialist
Division of Corporations            Letter Number: 796A00053326




Division of Corporations - P.O. BOX 6327 -Tallahassee, Florida 32314

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